UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2017

OM Asset Management plc
(Exact name of registrant as specified in its charter)

England and Wales	001-36683	98-1179929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ground Floor, Millennium Bridge House
2 Lambeth Hill
London EC4V 4GG, United Kingdom
+44-20-7002-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2017, the Compensation Committee of OM Asset Management plc (the "Company") approved Transition Severance Agreements (each a "TSA" and collectively, the "TSAs") for each of (i) Stephen H. Belgrad, the Company's Executive Vice President and Chief Financial Officer, (ii) Aidan J. Riordan, the Company's Executive Vice President and Head of Affiliate Management and (iii) Christopher Hadley, the Company's Executive Vice President and Chief Talent Officer (each an "Executive" and collectively, the "Executives").

Pursuant to the TSAs, upon a termination of the Executive's employment by the Company without Cause (as defined in the TSA) or termination by the Executive for Good Reason (as defined in the TSA), and in consideration for and subject to the Executive signing a general waiver and release of claims provided by the Company and ongoing compliance with certain restrictive covenants, the Executive would be entitled to receive (i) continuation of salary and bonus for twelve (12) months, payable in cash, (ii) continuation of health benefits for twelve (12) months, (iii) a pro-rated bonus for the year in which the termination of employment occurs and (iv) continued vesting of the Executive’s time- and performance-based restricted share and restricted share unit awards pursuant to their existing vesting schedules.

Any short-term or long-term cash or equity-based incentive award paid to the Executives will be subject to the Clawback Policy adopted by the Company's Board of Directors, as in effect from time to time.

The TSAs contain customary restrictive covenants, including, non-disclosure, non-disparagement, non-interference and a twelve (12) month non-solicitation obligation.

The TSAs shall continue until two (2) years following the commencement of employment by the Company's next new permanent Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this form to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	August 18, 2017	OM ASSET MANAGEMENT PLC

		By:	/s/ JAMES J. RITCHIE
		Name:	James J. Ritchie
		Title:	Interim Chief Executive Officer